UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 8, 2007

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On December 8, 2007, the Board of Directors of Coldwater Creek Inc. (the “Company”) amended Sections 4.2 and 4.3 of Article 4 of the Company’s Amended and Restated Bylaws to clarify the authority to issue uncertificated shares of the Company’s common stock and the procedures relating to the transfer of shares. The ability to issue uncertificated shares allows the Company’s securities to be eligible for the direct registration system as required by Nasdaq Stock Market regulations effective January 1, 2008. The direct registration system, or DRS, allows an investor’s ownership to be recorded directly on the books of the issuer or the issuer’s transfer agent, without the need for the investor to hold a physical certificate.

The Amendment to the Company’s Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

3.1	Amendment to Amended and Restated Bylaws of Coldwater Creek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 11, 2007	/s/ Timothy O. Martin
Timothy O. Martin, Senior Vice President and
Chief Financial Officer